UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

___________________

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2007, the Company issued a press release reporting that on March 13, 2007, the Company entered into a series of agreements that had the effect of:

•

Amending, as of January 1, 2007, the Company’s existing management and services agreements with Sprint Nextel to further simplify the methods used to settle revenue and expenses between the Company and Sprint Nextel;

•

Transfer all Sprint Nextel operated Nextel store locations (subject to receipt of any required landlord consents) within the Company’s PCS service area to the Company’s PCS Subsidiary. The Company will sell Sprint Nextel iDEN (Integrated Digital Enhanced Network) phones and provide local customer service support for Sprint Nextel iDEN customers in the Company’s service area;

•

Provide the Company and Sprint Nextel with the right under certain circumstances and subject to agreement on appropriate terms to participate in future wireless service offerings within the Company’s PCS service area; and

•	Settle all outstanding claims arising out of the merger of Sprint Corporation and Nextel Communications, Inc. and the subsequent acquisition by Sprint Nextel of Nextel Partners, Inc.

Copies of the Amendment to the existing management and services agreements and the Settlement Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K, to be filed no later than March 16, 2007. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated March 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

March 15, 2007	/S/ Earle A. MacKenzie
Earle A. MacKenzie
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer)